    As filed with the Securities and Exchange Commission on August 25, 2000.

                                                   Registration No. 33-_________
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             XETA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            OKLAHOMA                                             73-1130045
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                1814 West Tacoma
                          Broken Arrow, Oklahoma 74012
               (Address of Principal Executive Offices (Zip Code)

      (1) XETA Technologies 2000 Stock Option Plan
      (2) Stock Option Agreement between XETA Technologies, Inc. and Jon A.
          Wiese
      (3) Stock Option Agreement between XETA Technologies, Inc. and Larry N. Patterson
      (4) Stock Option Grant by XETA Technologies, Inc. to Charles E. Martin
                            (Full Title of the plan)

                                 JACK R. INGRAM
                             Chief Executive Officer
                             XETA Technologies, Inc.
                                1814 West Tacoma
                          Broken Arrow, Oklahoma 74012
                     (Name and address of agent for service)

                                 (918) 664-8200
          (Telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:

                                 Barber & Bartz
                           Attn: Nancy C. Jones, Esq.
                            525 South Main, Suite 800
                           Tulsa, Oklahoma 74103-4511

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                          Amount                 Proposed Maximum        Proposed Maximum       Amount of
Title of Securities       to be                  Offering Price          Aggregate Offering     Registration
to be Registered          Registered             Per Share(1)            Price(1)               Fee

Common Stock              1,424,000              $11.59                  $13,991,250.00         $3,693.69
($0.001 par)
============================================================================================================

(1)Pursuant to Rule 457(h), the maximum aggregate offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the price at which the options may be exercised for those shares for which the exercise price is known, and on the basis of the average of the high and low prices of the Registrant's common stock in the NASDAQ consolidated reporting system on August 23, 2000, which was $13.125 for those shares for which the exercise price is unknown.

THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT OF 1933.

================================================================================

              Sequentially numbered original consisting of 8 pages.
                        Exhibit Index appears at page 12.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed by XETA Technologies, Inc., an Oklahoma corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

          (1) Annual Report of the Company on Form 10-K for the fiscal year ended October 31, 1999, filed with the Commission on January 28, 2000.

          (2) Quarterly Report of the Company on Form 10-Q for the quarter ended January 31, 2000, filed with the Commission on March 16, 2000.

          (3) Quarterly Report for the Company on Form 10-Q for the quarter ended April 30, 2000, filed with the Commission on June 14, 2000.

          (4) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 21, 1987.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The legality of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by the firm of Barber & Bartz, a Professional Corporation, which serves as general counsel to the Company. Ron B. Barber, senior shareholder of the firm, is a director of the Company and beneficially owns approximately 1.25% of the Company's outstanding Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Oklahoma General Corporation Act (the "OGCA") and the Company's Bylaws each contain provisions for indemnification of officers and directors of the Company against liability incurred by them under certain circumstances in their capacities as officers and directors of the Company.

          The OGCA and the Company's Bylaws provide for indemnification of its officers and directors against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense of any threatened, pending or completed legal proceeding in which the officer or director is a party or threatened to be made a party by reason of the fact that he is or was a director or officer of the Company, if he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise. The foregoing right to indemnity is not exclusive of any other right to indemnity which a director or officer may be entitled under any other agreement or by vote of the Company's shareholders, directors, or otherwise.

          The XETA Technologies 2000 Stock Option Plan also provides for indemnification of the members of the committee charged with administering the Plan. In addition, the Company maintains insurance to protect its officers and directors from certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

          The following exhibits are filed with this Registration Statement in accordance with Item 601 of Regulation S-K:

Exhibit No.  Description

4.1          Articles of Incorporation -

             (a) Amended and Restated Certificate of Incorporation of the Registrant - Incorporated by reference to Exhibits 3.1 and
                      3.2 to the Registrant's Registration Statement on Form S-1, filed on June 17, 1987 (File No. 33-7841).

             (b) Amendment No. 1 to Amended and Restated Certificate of Incorporation - Incorporated by reference to Exhibit 4.2 to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed on July 28, 1999 (File No. 33-62173).

             (c) Amendment No. 2 to Amended and Restated Certificate of Incorporation - Incorporated by reference to Exhibit 3(i)(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 2000, filed on June 14, 2000 (File No. 0-16231).

4.2          Bylaws -

             (a) Amended and Restated Bylaws of the Registrant, First Amendment and Second Amendment to Amended and Restated Bylaws - Incorporated by reference to Exhibit 3(ii) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1994, filed on January 30, 1995 (File No. 0-16231).

             (b) Third Amendment to Amended and Restated Bylaws - Incorporated by reference to Exhibit 4.4 to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed on July 28, 1999 (File No. 33-62173).

5            Opinion of Barber & Bartz, a Professional Corporation.

15           Letter on unaudited interim financial information - Not applicable.

23.1         Consent of Barber & Bartz - (See Exhibit 5 hereto).

23.2         Consent of Arthur Andersen LLP.

24           Power of Attorney - See Page 6 hereto.

ITEM 9. UNDERTAKINGS.

          The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional material information on the plan of distribution or any material change to such information.

          The undersigned registrant hereby further undertakes (i) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time, to be the initial bona fide offering thereof; and (ii) to file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broken Arrow, State of Oklahoma, on August 24, 2000.

                                 XETA TECHNOLOGIES, INC.

                                 By:   /s/ Jack R. Ingram
                                    --------------------------------------------
                                                   Jack R. Ingram
                                             Chief Executive Officer and
                                                 Chairman of the Board

                                 By:   /s/ Robert B. Wagner
                                    --------------------------------------------
                                                    Robert B. Wagner
                                               Chief Financial Officer,
                                              Vice President of Finance
                                                     and Secretary


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack R. Ingram and Jon A. Wiese, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                                   Title                              Date
                  ---------                                   -----                              ----
                                                  Chief
     /s/ Jack R. Ingram                           Executive Officer and
---------------------------------------------     Director                                 August 24, 2000
             Jack R. Ingram


     /s/ Jon A. Wiese                             President and Director
---------------------------------------------
                  Jon A. Wiese                                                             August 23, 2000

                                                  Chief Financial Officer,
     /s/ Robert B. Wagner                         Vice President of Finance,
---------------------------------------------     Secretary and Director                   August 23, 2000
                Robert B. Wagner


     /s/ Ron B. Barber                            Director
---------------------------------------------
                 Ron B. Barber                                                             August 24, 2000


     /s/ Ronald L. Siegenthaler                   Director
---------------------------------------------
             Ronald L. Siegenthaler                                                        August 24, 2000


     /s/ Donald T. Duke                           Director
---------------------------------------------
                 Donald T. Duke                                                            August 23, 2000


                                INDEX TO EXHIBITS


Exhibit No.         Description
-----------         -----------
4.1           Articles of Incorporation -

              (a)     Amended and Restated Certificate of Incorporation of the
                      Registrant - Incorporated by reference to Exhibits 3.1 and
                      3.2 to the Registrant's Registration Statement on Form
                      S-1, filed on June 17, 1987 (File No. 33-7841).

              (b)     Amendment No. 1 to Amended and Restated Certificate of
                      Incorporation - Incorporated by reference to Exhibit 4.2 to the Registrant's Post-Effective Amendment No. 1 to the
                      Registration Statement on Form S-8, filed on July 28, 1999
                      (File No. 33-62173).

              (c)     Amendment No. 2 to Amended and Restated Certificate of
                      Incorporation - Incorporated by reference to Exhibit
                      3(i)(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 2000, filed on June 14, 2000 (File No. 0-16231).

4.2           Bylaws -

              (a)     Amended and Restated Bylaws of the Registrant, First
                      Amendment and Second Amendment to Amended and Restated
                      Bylaws - Incorporated by reference to Exhibit 3(ii) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1994, filed on January 30, 1995
                      (File No. 0-16231).

              (b)     Third Amendment to Amended and Restated Bylaws -
                      Incorporated by reference to Exhibit 4.4 to the Registrant's Post-Effective Amendment No. 1 to
                      Registration Statement on Form S-8, filed on July 28, 1999
                      (File No. 33-62173).

5             Opinion of Barber & Bartz, a Professional Corporation.

15 Letter on unaudited interim financial information - Not applicable.

23.1          Consent of Barber & Bartz - (See Exhibit 5 hereto).

23.2          Consent of Arthur Andersen LLP.

24            Power of Attorney - See Page 6 hereto.